Exhibit 99.1

Fortune Brands Reports Third Quarter Sales and EPS Growth; Narrows 2017 Annual EPS Outlook

Highlights from continuing operations:

  Q3 2017 sales increased 5 percent year-over-year to $1.35 billion
  GAAP EPS $0.83; EPS before charges/gains increased 3 cents to $0.83, reflecting solid execution against strong prior year comp
  Global Plumbing Group (GPG) continues to drive organic growth above market, plus incremental growth with additional premium brands
  Company narrows full-year 2017 EPS before charges/gains outlook to $3.05 - $3.10 on sales growth of 6 – 7 percent

DEERFIELD, Ill.--(BUSINESS WIRE)--October 25, 2017--Fortune Brands Home & Security, Inc. (NYSE: FBHS), an industry-leading home and security products company, today announced third quarter 2017 results and confirmed its 2017 annual outlook for earnings per share.

“In the third quarter sales growth was solid, despite the negative hurricane impact and continued labor constraints,” said Chris Klein, chief executive officer, Fortune Brands. “Sales grew across our company, and overall profit increased. In particular, the GPG platform continues to grow significantly above market, and we recently added two premium English bath brands to the portfolio. Based on the current pace of market growth and our solid execution, we continue to expect to deliver strong full-year results.”

Third Quarter 2017

For the third quarter of 2017, sales were $1.35 billion, an increase of 5 percent over the third quarter of 2016. Earnings per share were $0.83, compared to $0.77 in the prior-year quarter. EPS before charges/gains were $0.83, compared to $0.80 the same quarter last year. Operating income was $201.8 million, compared to $183.1 million in the prior-year quarter. Operating income before charges/gains was $201.1 million, compared to $188.7 million the same quarter last year, up 7 percent.

“Operating margin before charges/gains for the total company grew to 14.9 percent as expected, and our results were solid against the roughly ten cents of non-repeating benefit in our EPS last year,” said Patrick Hallinan, chief financial officer, Fortune Brands. “In the fourth quarter we continue to expect profitability growth to accelerate, and we remain squarely on track to achieve our near and long-term operating margin targets through our disciplined focus on profitable growth.”

For each segment in the third quarter of 2017, compared to the prior-year quarter:

  Plumbing sales increased 12 percent, with growth in all channels. Organic sales increased high single digits, and Canada and China sales grew double digits. Operating margin before charges/gains was 22.2 percent.
  Cabinet sales increased 2 percent from the prior year. Sales grew in all channels, with a return to growth in premium, Canada and home center special order. Segment operating margin before charges/gains was 11.3 percent and reflected a non-repeating health-care benefit in the prior year.
  Door sales outpaced the market and were up 7 percent driven by new construction activity in the wholesale channel. Operating margin before charges/gains increased 90 basis points to 18.2 percent.
  Security sales increased 5 percent in the core business driven by strong international and safety sales, but were up one percent as reported due to timing of sales and the wind-down of select commercial product lines. Operating margin before charges/gains increased 80 basis points to 17.8 percent.

During the quarter the Global Plumbing Group (GPG) strengthened its platform as a multi -brand, -channel and -geography plumbing business positioned for growth, with strong organic sales results and solid performance from its expanded portfolio of brands. Recently the GPG acquired Shaws of England, a premium sink brand, and Victoria + Albert, a premium free-standing tub brand. Together these new additions are expected to add approximately $45 million in annualized revenue to the GPG, with strong margin accretive to the overall portfolio. The acquisitions of Shaws of England and Victoria + Albert broaden the overall GPG product and price point offering with exceptional products known for their distinct quality, craftsmanship and design.

"These latest additions to the GPG will leverage our strong wholesaler and builder relationships in addition to our distribution, supply chain and marketing capabilities in similar fashion to Riobel, ROHL and Perrin & Rowe. We now have a broader suite of premium plumbing brands with which we can create an enhanced showroom presence, and penetrate other market segments, such as hospitality. Victoria + Albert and Shaws align well with the GPG growth strategy, and we are on track to reach our goal of $2.5 billion in plumbing sales by 2020," said Klein.

Annual Outlook for 2017

The Company’s 2017 annual outlook continues to be based on a U.S. home products market growth assumption of 6 to 7 percent and an assumption of 5 to 6 percent growth for our total global market. The Company now expects full-year 2017 sales growth in the range of 6 to 7 percent, which reflects the negative impact of hurricanes across the segments.

The Company also narrowed its full-year 2017 EPS outlook before charges/gains to a range of $3.05 to $3.10, versus a prior range of $3.04 to $3.12.

The Company also expects to generate free cash flow of approximately $450 million for the full-year 2017.

About Fortune Brands

Fortune Brands Home & Security, Inc. (NYSE: FBHS), headquartered in Deerfield, Ill., creates products and services that fulfill the dreams of homeowners and help people feel more secure. The Company’s four operating segments are Cabinets, Plumbing, Doors and Security. Its trusted brands include more than a dozen core brands under MasterBrand Cabinets; Moen, ROHL and Riobel under the Global Plumbing Group (GPG); Therma-Tru entry door systems; and Master Lock and SentrySafe security products under The Master Lock Company. Fortune Brands holds market leadership positions in all of its segments. Fortune Brands is part of the S&P 500 Index. For more information, please visit www.FBHS.com.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains certain “forward-looking statements” regarding business strategies, market potential, future financial performance, the potential of our categories and brands, and other matters. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “estimates,” “plans,” “look to,” “outlook,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on the current plans and expectations of our management. Although we believe that these statements are based on reasonable assumptions, they are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those indicated in such statements. Our actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including the factors discussed in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the Securities and Exchange Commission. The forward-looking statements included in this release are made as of the date hereof, and except as required by law, we undertake no obligation to update, amend or clarify any forward-looking statements to reflect events, new information or circumstances occurring after the date of this release.

Use of Non-GAAP Financial Information

This press release includes measures not derived in accordance with generally accepted accounting principles (“GAAP”), such as diluted earnings per share before charges/gains, operating income before charges/gains, operating margin before charge/gains and free cash flow. These measures should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP and may also be inconsistent with similar measures presented by other companies. Reconciliations of these measures to the most closely comparable GAAP measures, and reasons for the Company’s use of these measures, are presented in the attached pages.

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions, except per share amounts)
(Unaudited)

Net Sales

	Three Months Ended September 30,				Nine Months Ended September 30,
	2017	2016	% Change		2017	2016	% Change
Net Sales (GAAP)				Net Sales (GAAP)
Cabinets	$614.2	$602.1	2	Cabinets	$1,841.2	$1,797.2	2
Plumbing	438.3	391.1	12	Plumbing	1,251.5	1,108.0	13
Doors	138.5	129.2	7	Doors	374.2	351.3	7
Security	157.6	156.6	1	Security	433.9	426.8	2
Total Net Sales	$1,348.6	$1,279.0	5	Total Net Sales	$3,900.8	$3,683.3	6

Current Quarter Operating Income

	Before Charges & Gains				GAAP

	Three Months Ended September 30,				Three Months Ended September 30,
Operating Income (loss) Before Charges/Gains (a)	2017	2016	% Change	Operating Income (loss)	2017	2016	% Change
Cabinets	$69.7	$74.8	(7)	Cabinets	$69.7	$74.8	(7)
Plumbing	97.4	84.9	15	Plumbing	97.3	84.0	16
Doors	25.2	22.3	13	Doors	25.1	22.3	13
Security	28.1	26.6	6	Security	27.7	22.9	21
Corporate:				Corporate:
General and administrative expense	(20.5)	(20.5)	-	General and administrative expense	(20.5)	(20.5)	-
Defined benefit plan income (b)	1.2	0.6	100	Defined benefit plan income/(expense) (1)	2.5	(0.4)	725
Total Corporate Expenses	(19.3)	(19.9)	3	Total Corporate Expenses	(18.0)	(20.9)	14

Total Operating Income Before Charges/Gains	$201.1	$188.7	7	Total Operating Income (GAAP)	$201.8	$183.1	10

Earnings Per Share Before Charges/Gains (c)				Diluted EPS from Continuing Operations (GAAP)
Diluted - Continuing Operations	$0.83	$0.80	4	Diluted EPS - Continuing Operations	$0.83	$0.77	8

EBITDA Before Charges/Gains (d)	$233.3	$218.0	7	Income from Continuing Operations, net of tax	$129.6	$121.9	6

Year to Date Operating Income

	Before Charges & Gains				GAAP

	Nine Months Ended September 30,				Nine Months Ended September 30,
Operating Income (loss) Before Charges/Gains (a)	2017	2016	% Change	Operating Income (loss)	2017	2016	% Change
Cabinets	$205.4	$195.8	5	Cabinets	$205.4	$194.0	6
Plumbing	273.4	244.5	12	Plumbing	270.8	242.6	12
Doors	55.8	46.1	21	Doors	55.8	46.1	21
Security	64.7	57.7	12	Security	56.4	44.7	26
Corporate:				Corporate:
General and administrative expense	(63.8)	(61.2)	(4)	General and administrative expense	(63.8)	(61.3)	(4)
Defined benefit plan income (b)	3.2	2.1	52	Defined benefit plan income (1)	4.5	0.2	2,150
Total Corporate Expenses	(60.6)	(59.1)	(3)	Total Corporate Expenses	(59.3)	(61.1)	3

Total Operating Income Before Charges/Gains	$538.7	$485.0	11	Total Operating Income (GAAP)	$529.1	$466.3	13

Earnings Per Share Before Charges/Gains (c)				Diluted EPS From Continuing Operations (GAAP)
Diluted - Continuing Operations	$2.28	$2.05	11	Diluted EPS - Continuing Operations	$2.22	$1.95	14

EBITDA Before Charges/Gains (d)	$634.8	$572.3	11	Income from Continuing Operations, net of tax	$347.3	$308.0	13

(1) Corporate expenses as derived in accordance with GAAP include the components of defined benefit plan income/(expense) other than service cost including actuarial gains and losses.

(a) (b) (c) (d) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
CONDENSED CONSOLIDATED BALANCE SHEET (GAAP)
(In millions)
(Unaudited)

	September 30,	December 31,
	2017	2016

Assets
Current assets
Cash and cash equivalents	$277.1	$251.5
Accounts receivable, net	594.7	550.7
Inventories	600.1	531.1
Other current assets	126.4	111.9
Total current assets	1,598.3	1,445.2

Property, plant and equipment, net	690.6	662.5
Goodwill	1,852.8	1,833.8
Other intangible assets, net of accumulated amortization	1,105.4	1,107.0
Other assets	102.2	80.0
Total assets	$5,349.3	$5,128.5

Liabilities and Equity
Current liabilities
Accounts payable	$392.5	$393.8
Other current liabilities	460.0	449.0
Total current liabilities	852.5	842.8

Long-term debt	1,462.2	1,431.1
Deferred income taxes	176.2	163.5
Other non-current liabilities	312.5	328.1
Total liabilities	2,803.4	2,765.5

Stockholders' equity	2,544.3	2,361.5
Noncontrolling interests	1.6	1.5
Total equity	2,545.9	2,363.0
Total liabilities and equity	$5,349.3	$5,128.5

FORTUNE BRANDS HOME & SECURITY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Nine Months Ended September 30,
	2017	2016
Operating Activities
Net income	$344.7	$309.5
Depreciation and amortization	96.3	89.7
Asset impairment charges	3.2	-
Recognition of actuarial (gains) losses	(1.3)	1.9
Deferred taxes	8.1	(23.0)
Loss on sale of product line	2.4	-
Other noncash items	34.5	28.5
Changes in assets and liabilities, net	(135.3)	(26.0)
Net cash provided by operating activities	$352.6	$380.6

Investing Activities
Capital expenditures	$(95.5)	$(106.1)
Proceeds from the sale of assets	0.2	2.3
Proceeds from sale of product line	1.5	-
Cost of acquisitions, net of cash	(19.4)	(230.5)
Net cash used in investing activities	$(113.2)	$(334.3)

Financing Activities
Increase in debt, net	$30.0	$414.0
Proceeds from the exercise of stock options	25.8	24.8
Treasury stock purchases	(173.7)	(362.7)
Dividends to stockholders	(82.7)	(73.7)
All other, net	(22.9)	(11.9)
Net cash used in financing activities	$(223.5)	$(9.5)

Effect of foreign exchange rate changes on cash	9.7	3.3

Net increase in cash and cash equivalents	$25.6	$40.1
Cash and cash equivalents at beginning of period	251.5	238.5
Cash and cash equivalents at end of period	$277.1	$278.6

FREE CASH FLOW	Nine Months Ended September 30,		2017 Full Year
	2017	2016	Approximation

Free Cash Flow*	$283.1	$301.6	$450.0
Add:
Capital expenditures	95.5	106.1	150.0 - 155.0
Less:
Proceeds from the sale of assets	0.2	2.3	-
Proceeds from the exercise of stock options	25.8	24.8	25.0 - 30.0
Cash Flow From Operations (GAAP)	$352.6	$380.6	$575.0

* Free cash flow is cash flow from operations calculated in accordance with U.S. generally accepted accounting principles ("GAAP") less net capital expenditures (capital expenditures less proceeds from the sale of assets including property, plant and equipment, and the proceeds from the exercise of stock options). Free cash flow does not include adjustments for certain non-discretionary cash flows such as mandatory debt repayments. Free cash flow is a measure not derived in accordance with GAAP. Management believes that free cash flow provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions, repay debt and related interest, pay dividends and repurchase common stock. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS HOME & SECURITY, INC.
CONSOLIDATED STATEMENT OF INCOME (GAAP)
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2017	2016	% Change	2017	2016	% Change

Net Sales	$1,348.6	$1,279.0	5	$3,900.8	$3,683.3	6

Cost of products sold	841.6	801.0	5	2,461.3	2,352.8	5

Selling, general
and administrative expenses	297.3	284.5	4	877.7	831.4	6

Amortization of intangible assets	7.5	7.3	3	23.6	20.4	16

Loss on sale of product line	-	-	-	2.4	-	100

Asset impairment charges	-	-	-	3.2	-	100

Restructuring charges	0.4	3.1	(87)	3.5	12.4	(72)

Operating Income	201.8	183.1	10	529.1	466.3	13

Interest expense	12.3	11.8	4	36.5	37.5	(3)

Other expense (income), net	0.1	0.6	(83)	0.2	(0.1)	300

Income from continuing operations before income taxes	189.4	170.7	11	492.4	428.9	15

Income taxes	59.8	48.8	23	145.1	120.9	20

Income from continuing operations, net of tax	$129.6	$121.9	6	$347.3	$308.0	13

(Loss) Income from discontinued operations, net of tax	-	1.5	(100)	(2.6)	1.5	(273)

Net income	$129.6	$123.4	5	$344.7	$309.5	11

Less: Noncontrolling interests	0.1	-	100	0.1	(0.1)	200

Net income attributable to
Fortune Brands Home & Security	$129.5	$123.4	5	$344.6	$309.6	11

Earnings Per Common Share, Diluted:
Net Income from continuing operations	$0.83	$0.77	8	$2.22	$1.95	14

Diluted Average Shares Outstanding	155.9	157.6	(1)	156.2	158.1	(1)

DILUTED EPS BEFORE CHARGES/GAINS RECONCILIATION

For the three months ended September 30, 2017, diluted EPS before charges/gains is net income from continuing operations, net of tax including the impact from noncontrolling interests calculated on a diluted per-share basis excluding $0.6 million ($0.4 million after tax) of restructuring and the impact from actuarial gains associated with our defined benefit plans of $1.3 million ($0.9 million after tax).

For the nine months ended September 30, 2017, diluted EPS before charges/gains is net income from continuing operations, net of tax including the impact from noncontrolling interests calculated on a diluted per-share basis excluding $5.3 million ($3.8 million after tax or $0.02 per diluted share) of restructuring and other charges, asset impairment charges of $3.2 million ($3.2 million after tax or $0.02 per diluted share), the loss on sale of product line of $2.4 million ($2.5 million after tax or $0.02 per diluted share) and the impact of income from actuarial gains associated with our defined benefit plans of $1.3 million ($0.9 million after tax).

For the three months ended September 30, 2016, diluted EPS before charges/gains is income from continuing operations, net of tax and including the impact from noncontrolling interests calculated on a diluted per-share basis excluding $4.6 million ($3.3 million after tax or $0.03 per diluted share) of net restructuring and other charges, the impact of expense from actuarial losses associated with our defined benefit plans of $1.0 million ($0.7 million after tax) and expense related to a tax item of $0.5 million.

For the nine months ended September 30, 2016, diluted EPS before charges/gains is income from continuing operations, net of tax and including the impact from noncontrolling interests calculated on a diluted per-share basis excluding $16.8 million ($11.7 million after tax or $0.08 per diluted share) of restructuring and other charges, the impact of the write off of prepaid debt issuance cost of $1.3 million ($0.8 million after tax), expense related to tax items of $1.6 million ($0.01 per diluted share), and actuarial losses of $1.9 million ($1.3 million after tax or $0.01 per diluted share).

	Three Months Ended September 30,			Nine Months Ended September 30,
	2017	2016	% Change	2017	2016	% Change

Earnings Per Common Share - Diluted
Diluted EPS Before Charges/Gains - Continuing Operations (c)	$0.83	$0.80	4	$2.28	$2.05	11

Restructuring and other charges	-	(0.03)	100	(0.02)	(0.08)	75
Asset impairment charges	-	-	-	(0.02)	-	-
Loss on sale of product line	-	-	-	(0.02)	-	-
Defined benefit plan actuarial gains/(losses)	-	-	-	-	(0.01)	100
Tax item	-	-	-	-	(0.01)	100

Diluted EPS - Continuing Operations	$0.83	$0.77	8	$2.22	$1.95	14

RECONCILIATION OF FULL YEAR 2017 EARNINGS GUIDANCE TO GAAP

The Company is targeting diluted EPS before charges/gains from continuing operations to be in the range of $3.05 to $3.10 per share. For the full year, on a GAAP basis, the Company is targeting diluted EPS from continuing operations to be in the range of $2.99 to $3.04 per share. Reconciliation of non-GAAP diluted EPS guidance to GAAP diluted EPS guidance cannot be provided without unreasonable efforts on a forward-looking basis due to the high variability and low visibility with respect to gains and losses associated with our defined benefit plans and restructuring and other charges, which are excluded from the diluted EPS before charges/gains. In addition, the Company's GAAP EPS range assumes the Company incurs no additional gains or losses associated with its defined benefit plans.

(c) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions)
(Unaudited)

RECONCILIATION OF EBITDA BEFORE CHARGES/GAINS TO NET INCOME

	Three Months Ended September 30,			Nine Months Ended September 30,
	2017	2016	% Change	2017	2016	% Change

EBITDA BEFORE CHARGES/GAINS (d)	$233.3	$218.0	7	$634.8	$572.3	11

Depreciation *	$(24.8)	$(22.6)	(10)	$(72.7)	$(66.8)	(9)
Amortization of intangible assets	(7.5)	(7.3)	(3)	(23.6)	(20.4)	(16)
Restructuring and other charges	(0.6)	(4.6)	87	(5.3)	(16.8)	68
Interest expense **	(12.3)	(11.8)	(4)	(36.5)	(37.5)	3
Loss on sale of product line	-	-	-	(2.4)	-	(100)
Asset impairment charges	-	-	-	(3.2)	-	(100)
Defined benefit plan actuarial gains/(losses)	1.3	(1.0)	230	1.3	(1.9)	168
Income taxes	(59.8)	(48.8)	(23)	(145.1)	(120.9)	(20)

Income from continuing operations, net tax	$129.6	$121.9	6	$347.3	$308.0	13

* Depreciation excludes accelerated depreciation of ($2.5) million for the nine months ended September 30, 2016. Accelerated depreciation is included in restructuring and other charges.
** Interest expense includes the write-off of prepaid debt issuance costs of ($1.3) million for the nine months ended September 30, 2016.

(d) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
Reconciliation of Income Statement - GAAP to Before Charges/Gains Information
Three Months Ended September 30,
$ in millions, except per share amounts
(unaudited)

		Before Charges/Gains adjustments

		Restructuring	Defined benefit		Before
	GAAP	and other	plan actuarial	Tax Item	Charges/Gains
	(unaudited)	charges	(gains)/losses		(Non-GAAP)

2017	THIRD QUARTER

Net Sales	$1,348.6	-	-	-

Cost of products sold	841.6	(0.3)	0.7	-
Selling, general & administrative expenses	297.3	0.1	0.6	-
Amortization of intangible assets	7.5	-	-	-
Restructuring charges	0.4	(0.4)	-	-

Operating Income	201.8	0.6	(1.3)	-	201.1

Interest expense	12.3	-	-	-
Other expense, net	0.1	-	-	-
Income from continuing operations before income taxes	189.4	0.6	(1.3)	-	188.7

Income taxes	59.8	0.2	(0.4)	-

Income from continuing operations, net of tax	$129.6	0.4	(0.9)	-	$129.1

Income from discontinued operations, net of tax	-	-	-	-

Net Income	$129.6	-	-	-

Less: Noncontrolling interests	0.1	-	-	-

Net Income attributable
to Fortune Brands Home & Security, Inc.	$129.5	0.4	(0.9)	-	$129.0

Income from continuing operations, net of tax
less noncontrolling interests	$129.5	0.4	(0.9)	-	$129.0

Diluted Average Shares Outstanding	155.9				155.9

Diluted EPS - Continuing Operations	0.83				0.83

2016

Net Sales	$1,279.0	-	-	-

Cost of products sold	801.0	(1.6)	(0.7)	-
Selling, general & administrative expenses	284.5	0.1	(0.3)	-
Amortization of intangible assets	7.3	-	-	-
Restructuring charges	3.1	(3.1)	-	-

Operating Income	183.1	4.6	1.0	-	188.7

Interest expense	11.8	-	-	-
Other expense, net	0.6	-	-	-
Income from continuing operations before income taxes	170.7	4.6	1.0	-	176.3

Income taxes	48.8	1.3	0.3	(0.5)

Income from continuing operations, net of tax	$121.9	3.3	0.7	0.5	$126.4

Income from discontinued operations, net of tax	1.5	-	-	-

Net Income	123.4	-	-	-

Less: Noncontrolling interests	-	-	-	-

Net Income attributable
to Fortune Brands Home & Security, Inc.	$123.4	3.3	0.7	0.5	$127.9

Income from continuing operations, net of tax
less noncontrolling interests	$121.9	3.3	0.7	0.5	$126.4

Diluted Average Shares Outstanding	157.6				157.6

Diluted EPS - Continuing Operations	0.77				0.80

FORTUNE BRANDS HOME & SECURITY, INC.
Reconciliation of Income Statement - GAAP to Before Charges/Gains Information
Nine Months Ended September 30,
$ in millions, except per share amounts
(unaudited)

		Before Charges/Gains adjustments

		Restructuring	Defined benefit plan	Asset		Write-off of	Loss on sale	Before
	GAAP	and other	actuarial	impairment	Tax Items	Prepaid Debt	of product line	Charges/Gains
	(unaudited)	charges	(gains)/losses	charges		Issuance Costs		(Non-GAAP)

2017	YEAR TO DATE

Net Sales	$3,900.8	-	-	-	-	-	-

Cost of products sold	2,461.3	(1.2)	0.7	-	-	-	-
Selling, general & administrative expenses	877.7	(0.6)	0.6	-	-	-	-
Amortization of intangible assets	23.6	-	-	-	-	-	-
Loss on sale of product line	2.4	-	-	-	-	-	(2.4)
Asset impairment charges	3.2	-	-	(3.2)	-	-	-
Restructuring charges	3.5	(3.5)	-	-	-	-	-

Operating Income	529.1	5.3	(1.3)	3.2	-	-	2.4	538.7

Interest expense	36.5	-	-	-	-	-	-
Other expense, net	0.2	-	-	-	-	-	-
Income from continuing operations before income taxes	492.4	5.3	(1.3)	3.2	-	-	2.4	502.0

Income taxes	145.1	1.5	(0.4)	-	-	-	(0.1)

Income from continuing operations, net of tax	$347.3	3.8	(0.9)	3.2	-	-	2.5	$355.9

Loss from discontinued operations, net of tax	(2.6)	-	-	-	-	-	-

Net Income	344.7	-	-	-	-	-	-

Less: Noncontrolling interests	0.1	-	-	-	-	-	-

Net Income attributable
to Fortune Brands Home & Security, Inc.	$344.6	3.8	(0.9)	3.2	-	-	2.5	$353.2

Income from continuing operations, net of tax
less noncontrolling interests	$347.2	3.8	(0.9)	3.2	-	-	2.5	$355.8

Diluted Average Shares Outstanding	156.2							156.2

Diluted EPS - Continuing Operations	2.22							2.28

2016

Net Sales	$3,683.3	-	-	-	-	-	-

Cost of products sold	2,352.8	(4.3)	(1.3)	-	-	-	-
Selling, general & administrative expenses	831.4	(0.1)	(0.6)	-	-	-	-
Amortization of intangible assets	20.4	-	-	-	-	-	-
Restructuring charges	12.4	(12.4)	-	-	-	-	-

Operating Income	466.3	16.8	1.9	-	-	-	-	485.0

Interest expense	37.5	-	-	-	-	(1.3)	-
Other income, net	(0.1)	-	-	-	-	-	-
Income from continuing operations before income taxes	428.9	16.8	1.9	-	-	1.3	-	448.9

Income taxes	120.9	5.1	0.6	-	(1.6)	0.5	-

Income from continuing operations, net of tax	$308.0	11.7	1.3	-	1.6	0.8	-	$323.4

Income from discontinued operations, net of tax	1.5	-	-	-	-	-	-

Net Income	309.5	-	-	-	-	-	-

Less: Noncontrolling interests	(0.1)	-	-	-	-	-	-

Net Income attributable
to Fortune Brands Home & Security, Inc.	$309.6	11.7	1.3	-	1.6	0.8	-	$325.0

Income from continuing operations, net of tax
less noncontrolling interests	$308.1	11.7	1.3	-	1.6	0.8	-	$323.5

Diluted Average Shares Outstanding	158.1							158.1

Diluted EPS - Continuing Operations	1.95							2.05

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended September 30,					Nine Months Ended September 30,
	2017	2016	% Change			2017	2016	% Change
Net Sales (GAAP)
Cabinets	$614.2	$602.1	2			$1,841.2	$1,797.2	2
Plumbing	438.3	391.1	12			1,251.5	1,108.0	13
Doors	138.5	129.2	7			374.2	351.3	7
Security	157.6	156.6	1			433.9	426.8	2
Total Net Sales	$1,348.6	$1,279.0	5			$3,900.8	$3,683.3	6

Operating Income (loss)
Cabinets	$69.7	$74.8	(7)			$205.4	$194.0	6
Plumbing	97.3	84.0	16			270.8	242.6	12
Doors	25.1	22.3	13			55.8	46.1	21
Security	27.7	22.9	21			56.4	44.7	26
Corporate:
General and administrative expense	(20.5)	(20.5)	-			(63.8)	(61.3)	(4)
Defined benefit plan income/(expense) (1)	2.5	(0.4)	725			4.5	0.2	2,150
Total Corporate expenses	(18.0)	(20.9)	14			(59.3)	(61.1)	3

Total Operating Income (GAAP)	$201.8	$183.1	10			$529.1	$466.3	13

OPERATING INCOME BEFORE CHARGES/GAINS RECONCILIATION

Operating Income (loss) Before Charges/Gains (a)
Cabinets	$69.7	$74.8	(7)			$205.4	$195.8	5
Plumbing	97.4	84.9	15			273.4	244.5	12
Doors	25.2	22.3	13			55.8	46.1	21
Security	28.1	26.6	6			64.7	57.7	12
Corporate:
General and administrative expense	(20.5)	(20.5)	-			(63.8)	(61.2)	(4)
Defined benefit plan income (b)	1.2	0.6	100			3.2	2.1	52
Total Corporate expenses	(19.3)	(19.9)	3			(60.6)	(59.1)	(3)

Total Operating Income Before Charges/Gains (a)	201.1	188.7	7			538.7	485.0	11
Restructuring and other charges (2) (3)	(0.6)	(4.6)	87			(5.3)	(16.8)	68
Asset impairment charge	-	-	-			(3.2)	-	(100)
Loss on sale of product line	-	-	-			(2.4)	-	(100)
Defined benefit plan actuarial gains/(losses) (4)	1.3	(1.0)	230			1.3	(1.9)	168
Total Operating Income (GAAP)	$201.8	$183.1	10			$529.1	$466.3	13

(1) Corporate expenses as derived in accordance with GAAP include the components of defined benefit plan expense other than service cost including actuarial gains and losses.

(2) Restructuring charges are costs incurred to implement significant cost reduction initiatives and include workforce reduction costs.

(3) "Other charges" represent charges or gains directly related to restructuring initiatives that cannot be reported as restructuring under GAAP. Such costs may include losses on disposal of inventories, trade receivables allowances from exiting product lines, accelerated depreciation resulting from the closure of facilities, and gains or losses on the sale of previously closed facilities.  For Corporate, other charges incurred represent external costs directly related to the acquisition of Norcraft and primarily include expenditures for banking, legal, accounting and other similar services.  In addition, it includes estimated acquisition related inventory step-up expense in our Plumbing segment of $0.5 million for the three months ended September 30, 2016, and $0.9 million for the nine months ended September 30, 2017.

(4) Represents actuarial gains or losses associated with our defined benefit plans. Actuarial gains or losses in a period represent the difference between actual and actuarially assumed experience, principally related to liability discount rates and plan asset returns, as well as other actuarial assumptions including compensation rates, turnover rates, and health care cost trend rates. The Company recognizes actuarial gains or losses immediately in operating income to the extent they cumulatively exceed a “corridor.” The corridor is equal to the greater of 10% of the fair value of plan assets or 10% of a plan’s projected benefit obligation. Actuarial gains or losses are determined at required remeasurement dates which occur at least annually in the fourth quarter. Remeasurements due to plan amendments and settlements may also occur in interim periods during the year. Our operating income before charges/gains reflects our expected rate of return on pension plan assets which in a given period may materially differ from our actual return on plan assets. Our liability discount rates and plan asset returns are based upon difficult to predict fluctuations in global bond and equity markets that are not directly related to the Company’s business. We believe that the exclusion of actuarial gains or losses from operating income before charges/gains provides investors with useful supplemental information regarding the underlying performance of the business from period to period that may be considered in conjunction with our operating income as measured on a GAAP basis. We present this supplemental information because such actuarial gains or losses may create volatility in our operating income that does not necessarily have an immediate corresponding impact on operating cash flow or the actual compensation and benefits provided to our employees. The table below sets forth additional supplemental information on the Company’s historical actual and expected rate of return on plan assets, as well as discount rates used to value its defined benefit obligations:

($ In millions)
	Year Ended			Year Ended
	December 31, 2016			December 31, 2015
	%	$		%	$
Actual return on plan assets	10.0%	$46.6		(2.1)%	($18.2)
Expected return on plan assets	6.6%	37.2		6.8%	40.2
Discount rate at December 31:
Pension benefits	4.3%			4.6%
Postretirement benefits	3.4%			4.1%

(a) (b) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.

BEFORE CHARGES/GAINS OPERATING MARGIN TO OPERATING MARGIN
(Unaudited)

	Three Months Ended September 30,
	2017	2016	Change

CABINETS
Before Charges/Gains Operating Margin	11.3%	12.4%	(110) bps
Operating Margin	11.3%	12.4%	(110) bps

PLUMBING
Before Charges/Gains Operating Margin	22.2%	21.7%	50 bps
Restructuring & Other Charges	-	(0.2%)
Operating Margin	22.2%	21.5%	70 bps

DOORS
Before Charges/Gains Operating Margin	18.2%	17.3%	90 bps
Restructuring & Other Charges	(0.1%)	-
Operating Margin	18.1%	17.3%	80 bps

SECURITY
Before Charges/Gains Operating Margin	17.8%	17.0%	80 bps
Restructuring & Other Charges	(0.2%)	(2.4%)
Operating Margin	17.6%	14.6%	300 bps

FBHS
Before Charges/Gains Operating Margin	14.9%	14.8%	10 bps
Restructuring & Other Charges	-	(0.4%)
Defined benefit plan actuarial gains/(losses)	0.1%	(0.1%)
Operating Margin	15.0%	14.3%	70 bps

Operating margin is calculated as operating income derived in accordance with GAAP divided by GAAP Net Sales. Before charges/gains operating margin is operating income derived in accordance with GAAP excluding restructuring and other charges and for FBHS, the impact of income and expense from actuarial gains or losses associated with out defined benefit plans recorded in the Corporate segment, divided by GAAP net sales. Before charges/gains operating margin is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the returns generated by FBHS and its business segments. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS HOME & SECURITY, INC.
RECONCILIATION OF PERCENTAGE CHANGE IN SECURITY NET SALES EXCLUDING NON-CORE BUSINESSES TO PERCENTAGE CHANGE IN NET SALES (GAAP)
(Unaudited)

Three Months Ended
September 30, 2017

SECURITY
Percentage change in Security Net Sales excluding Non-Core Businesses	5%
Impact of Non-Core Businesses	(4%)
Percentage change in Security Net Sales (GAAP)	1%

Security net sales excluding non-core businesses is net sales derived in accordance with GAAP excluding the non-core businesses of the Security segment. Management uses this measure to evaluate the overall performance of the Security segment and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the segment from period to period. This measure may be inconsistent with similar measures presented by other companies.

Definitions of Terms: Non-GAAP Measures

(a) Operating income before charges/gains is operating income derived in accordance with GAAP excluding restructuring and other charges, the impact of income and expense from actuarial gains or losses associated with our defined benefit plans, asset impairment charges, the loss on the sale of product line and tax items. Operating income before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the returns generated by FBHS and its business segments. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

(b) Defined benefit plan income includes the components of defined benefit plan expense other than service costs. It further excludes actuarial gains or losses.

(c) Diluted EPS before charges/gains is income from continuing operations, net of tax, less noncontrolling interests calculated on a diluted per-share basis excluding restructuring and other charges, the impact of income and expense from actuarial gains or losses associated with our defined benefit plans, asset impairment charges, the loss on the sale of product line and tax items. Diluted EPS before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the Company and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

(d) EBITDA before charges/gains is income from continuing operations, net of tax, derived in accordance with GAAP excluding restructuring and other charges, the impact of income and expense from actuarial gains or losses associated with our defined benefit plans, depreciation, asset impairment charges, the loss on sale of product line, amortization of intangible assets, interest expense, and income taxes. EBITDA before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to assess returns generated by FBHS. Management believes this measure provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions and repay debt and related interest. This measure may be inconsistent with similar measures presented by other companies.

CONTACT:
Fortune Brands Home & Security, Inc.
INVESTOR and MEDIA CONTACT:
Brian Lantz
847-484-4574
brian.lantz@FBHS.com